 Exhibit (h)(1)(iii)

AMENDMENT NO. 2

TO THE THIRD AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

            Amendment dated as of  April 29, 2016 to the Third Amended and Restated Administration Agreement (the “Agreement”) dated as of May 1, 2012 between Westcore Trust, a Massachusetts business trust (the “Trust”) and Denver Investment Advisors LLC (“Denver Investments”).

BACKGROUND

1.                Denver Investments provides certain administration services to the Trust’s portfolios pursuant to the Agreement.

2.                The Trust changed the Westcore Blue Dividend Fund name to Westcore Global Large-Cap Dividend Fund. The parties hereby agree to add Exhibit 1 to reflect the current list of portfolios subject to the Agreement.

AGREEMENT

            NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.                Exhibit 1.  The attached Exhibit 1 includes the list of the Trust’s portfolios subject to the Agreement.

2.                Continuing Validity.  The provisions of the Agreement shall remain in full  force and effect as modified hereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written.

                                                WESTCORE TRUST

                                                By:  /s/ John Zimmerman

                                                        John Zimmerman

                                                        President

                                                DENVER INVESTMENT ADVISORS LLC

                                                By:   /s/ Cindy Knowlton

                                                        Cindy Knowlton

                                                        Managing Partner

EXHIBIT 1

Growth Fund

MIDCO Growth Fund

Select Fund

Small-Cap Growth Fund

Global Large-Cap Dividend Fund

Mid-Cap Value Dividend Fund

Small-Cap Value Dividend Fund

Micro-Cap Opportunity Fund

International Small-Cap Fund

Plus Bond Fund

Flexible Income Fund

Colorado Tax-Exempt Fund